(Signature Page, to follow Item 88 at Screen Number 44)

	This report is signed on behalf of the registrant in the City of Boston and the Commonwealth of Massachusetts on the 30th day of July, 2010.



                                 COLLEGE AND UNIVERSITY FACILITY
                                   LOAN TRUST ONE

                                 By: U.S. Bank National Association, not
                                 in its individual capacity, but solely
                                 as Owner Trustee under a Declaration of
                                 Trust dated September 17, 1987 and
                                 Amended and restated on September 29,
                                 1987, and December 4, 1989.


                                 By: Brian True
                                 Vice President